N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

   Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of FEDERATED INSURANCE SERIES ON BEHALF OF: Federated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated Capital Income Fund II, Federated Equity Income Fund II, Federated Fund for U.S. Government Securities II, Federated High Income Bond Fund II, Federated International Equity Fund II, Federated Kaufmann Fund II, Federated Market Opportunity Fund II, Federated Mid Cap Growth Strategies Fund II, Federated Prime Money Fund II, Federated Quality Bond Fund II ("registrant"); hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended December 31, 2006 (the "Report") fully complies with the requirements of
   Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: February 14, 2007

/s/ John B. Fisher
Name: John B. Fisher
Title: President, Principal Executive Officer



Dated: February 14, 2007

/s/ Richard A. Novak
Name: Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.